UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2018

Commission File Number:  00052886

EASTGATE BIOTECH CORP.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

87-0639378

(IRS Employer Identification No.)

2203-65 Harbour Square | Toronto, Ontario | Canada M5J 2L4

(Address of principal executive offices)

(647) 692-0652

(Registrant's Telephone number)

__________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On June 1, 2018, the Board of Directors of EastGate Biotech Corp. (the “Company”) dismissed Anton & Chia LLP (“Anton”) as the Company’s independent registered public accounting firm.

The reports of Anton & Chia on the Company’s financial statements for the most recent fiscal years ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the company’s most recent fiscal year ended December 31, 2016 there were (i) no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Anton would have caused them to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that Anton furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosures.  A copy of such letter is filed as Exhibit 16.1 to this report.

On June 1, 2018, the Company engaged DeLeon & Company P.A. (“DeLeon”) as the Company’s independent registered public accounting firm.

The decision to terminate Anton & Chia and engage De Leon & Company LLP was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter of Anton & Chia LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastGate Biotech Corp.

(Registrant)

Date: June 5, 2018

     By: /s/ Anna Gluskin

                                                                             Title: Chairman and Chief Executive Officer